                                                                     EXHIBIT 3.1
                                                                     -----------

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                A.L. PHARMA INC.


          Pursuant to Sections 242 of the Delaware Corporation Law of the State of Delaware, the undersigned, being the Secretary of A.L. Pharma Inc., a Delaware corporation (the "Corporation") does hereby certify the following:

          FIRST:    The name of the Corporation is A.L. Pharma Inc.

          SECOND:   The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 6, 1983.

          THIRD:    The Certificate of Incorporation of the Corporation is
hereby amended to effect a change in Article I thereof, relating to the name of the Corporation, accordingly Article I of the Certificate of Incorporation shall be amended to read in its entirety as follows:

                                 "ARTICLE I

          The name of the Corporation is ALPHARMA INC."

          FOURTH:   The amendment to the Certificate of Incorporation of the
Corporation effected hereby was approved by the Board of Directors of the Corporation, and by unanimous written consent of the Class B Stockholders which have the right to vote the majority of the votes entitled to be cast on matters presented to the Corporation's stockholders.

          IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate this 15th day of September, 1995.


                                 A.L. PHARMA INC.


                                 By:   /s/ Beth P. Hecht
                                    -----------------------------------
                                 Name: Beth P. Hecht
                                 Title: Secretary